BioAmber Announces Changes to its Board of Directors, the Appointment of a

Chief Financial Officer and the Results of its Annual Stockholders Meeting

MONTREAL, Canada, May 15, 2017  - BioAmber Inc. (NYSE: BIOA) (TSX: BIOA), a leader in renewable materials, today announced that Robert Frost is joining its board of directors, effective today.  Mr. Frost will fill one of the board seats vacated by the resignations of Jean-Francois Huc and George F.J. Gosbee effective May 12, 2017 and May 11, 2017, respectively.  Mr. Frost is a Partner at Naxos Capital Partners, one of the Company’s largest stockholders.  Mr. Frost brings extensive financial experience and deep knowledge of the Company, its business and its industry.  Mr. Frost has been elected a Class II director, to hold office until the 2018 annual meeting of stockholders.  Please refer to the Company’s recently filed Current Report on Form 8-K for additional information related to the changes to the Company’s board of directors.

The Company is also pleased to announce the appointment of Mario Settino as the Company’s Chief Financial Officer.  Mr. Settino replaces the Company’s current Interim Chief Financial Officer, Raymond Land, who will continue to serve as Chairman of the Company’s Board of Directors.  Mr. Settino is seasoned professional with over 30 years of financial and operational experience in various industries such as services, manufacturing and high-end technology. He previously served as President and Chief Financial Officer of Peds Legwear and prior to this was Chief Financial Officer of Miranda Technologies. Mr. Settino has previously held senior financial positions with Loblaws, Bombardier and LGS, (an IBM company).  He is a chartered professional accountant who began his career at Deloitte.

Finally, the Company is also pleased to announce that at the Company’s Annual Meeting of Stockholders held in Montreal, Canada on May 11, 2017, the Company’s stockholders voted to re-elect Kurt Briner and Ellen B. Richstone to the Company’s board of directors and to ratify the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

About BioAmber
BioAmber (NYSE: BIOA) (TSX: BIOA), is a renewable materials company. Its innovative technology platform combines biotechnology and catalysis to convert renewable feedstock into building block materials that are used in a wide variety of everyday products including plastics, paints, textiles, food additives and personal care products.  For more information visit www.bio-amber.com

Forward-Looking Statements
This press release contains forward-looking statements.  All statements other than statements of historical fact in this press release are forward-looking statements.  These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions.  Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond BioAmber's control.  BioAmber's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors.  Although the Company believes that the expectations reflected in the forward-

looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements.  All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber's public filings with the SEC including, the "Risk Factors" section of BioAmber's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2017.

BioAmber Investor Contact

Roy McDowall

Sr. VP Business Development

514-844-8000 Ext. 260

roy.mcdowall@bio-amber.com

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